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                                                                 EXHIBIT 10.17

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                          HEALTHCARE RECOVERIES, INC.
                                as the Borrower

                                      And

                    THE FINANCIAL INSTITUTIONS NAMED HEREIN
                                   as Lenders

                                      And

                         NATIONAL CITY BANK OF KENTUCKY
                            as Administrative Agent

                             ---------------------

                                 AMENDMENT NO.2
                                  dated as of
                                 March 1, 1999

                                       to

                                CREDIT AGREEMENT
                                  dated as of
                                February 1, 1998

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                      AMENDMENT NO. 2 TO CREDIT AGREEMENT

     THIS AMENDMENT NO. 2 TO CREDIT AGREEMENT, dated as of March 1, 1999 ("THIS AMENDMENT"), among the following:

          (i) HEALTHCARE RECOVERIES, INC., a Delaware corporation (herein, together with its successors and assigns, the "BORROWER");

          (ii) the financial institutions listed on the signature pages hereof (the "LENDERS"); and

          (iii) NATIONAL CITY BANK OF KENTUCKY, a national banking association, as Administrative Agent (the "ADMINISTRATIVE AGENT") for the Lenders under the Credit Agreement:

PRELIMINARY STATEMENTS:

     (1)  The Borrower, the Lenders named therein, and the Administrative
Agent entered into the Credit Agreement, dated as of February 1, 1998, as amended by Amendment No. 1 thereto, dated as of May 15, 1998 (as so amended, the "CREDIT AGREEMENT"; with the terms defined therein, or the definitions of which are incorporated therein, being used herein as so defined).

     (2) The parties hereto desire to amend certain of the terms of the Credit Agreement, as more fully set forth below.

     NOW, THEREFORE, the parties hereby agree as follows:

     1.   AMENDMENTS.

     1.1. REPRESENTATIONS AS TO USE OF PROCEEDS. Section 7.7(b) of the Credit Agreement is amended to read in its entirety as follows:

          (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

     1.2. DIVIDENDS; STOCK REPURCHASES, ETC. Section 9.6 of the Credit Agreement is amended to read in its entirety as follows:

          9.6.      DIVIDENDS; STOCK REPURCHASES, ETC.  The Borrower will not
(a) directly or indirectly declare, order, pay or make any dividend (other than dividends payable solely in capital stock of the Borrower) or other distribution on or in respect of any capital stock of any class of the Borrower, whether by reduction of capital or otherwise, or (b) directly or indirectly make, or




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permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of any capital stock of any class of the Borrower (other than for a consideration consisting solely of capital stock of the same class of the Borrower) or of any warrants, rights or options to acquire or any securities convertible into or exchangeable for any capital stock of the Borrower, except that if no Event of Default shall have occurred and be continuing or would result therefrom,

          (i) the Borrower shall be permitted to declare and pay cash dividends of up to 100% of the net after tax proceeds of any extraordinary or other non-recurring cash gain, if such dividend is declared and paid within 90 days following the recognition of such gain; and

          (ii) the Borrower and its Subsidiaries shall be permitted to purchase and/or repurchase for cash consideration shares of common stock of the Borrower (and any associated rights), if the aggregate amount expended for such purposes subsequent to December 31, 1998 does not exceed $10,000,000.

     1.3. MINIMUM CONSOLIDATED NET WORTH. Section 9.11 of the Credit Agreement is amended to read in its entirety as follows:

          9.11.    MINIMUM CONSOLIDATED NET WORTH.   The Borrower will not
permit its Consolidated Net Worth at any time to be less than $33,500,000, except that

               (i) effective as of the end of the Borrower's fiscal quarter ended March 31, 1999, and as of the end of each fiscal quarter thereafter, the foregoing amount (as it may from time to time be increased or decreased as herein provided), shall be increased by 75% of the consolidated net income of the Borrower and its Subsidiaries for the fiscal quarter ended on such date, if any, as determined in conformity with GAAP (there being no reduction in the case of any such consolidated net income which reflects a deficit),

               (ii) the foregoing amount (as it may from time to time be increased or decreased as herein provided), shall be increased by an amount equal to 50% of the cash proceeds (net of underwriting discounts and commissions and other customary fees and costs associated therewith) from any sale or issuance of equity by the Borrower after December 31, 1998 (other than any sale or issuance to management or employees pursuant to employee benefit plans of general application),

               (iii) the foregoing amount (as it may from time to time be increased or decreased as herein provided), shall be increased by an amount equal to 50% of the increase in Consolidated Net Worth attributable to the issuance of common stock or other equity interests subsequent to December 31, 1998 as consideration in any Acquisitions permitted under section 9.2, and

               (iv) the foregoing amount (as it may from time to time be increased or decreased as herein provided), shall be decreased by 90% of the aggregate amount expended by the Borrower and its Subsidiaries subsequent to December 31, 1998 for the purchase or repurchase of shares of common stock of the Borrower (and any associated rights).


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     1.4. Advances, Investments, Loans and Guaranty Obligations.  Clause (p) of
          section 9.5 of the Credit Agreement is amended to read in its entirety as follows:

          (p) any other loans, advances, investments (whether in the form of cash or contribution of property, and if in the form of a contribution of property, such property shall be valued for purposes of this clause (p) at the fair value thereof as reasonably determined by the Borrower) and Guaranty Obligations, including, without limitation, in or to or for the benefit of, Subsidiaries, joint ventures, or other persons, not otherwise permitted by the foregoing clauses, made after the end of the most recent fiscal quarter of the Borrower for which financial statements were furnished to the Lenders prior to the Effective Date (such loans, advances and investments and Guaranty Obligations, collectively, "BASKET INVESTMENTS AND GUARANTEES"), shall be permitted to be incurred if (i) no Event of Default shall have occurred and be continuing, or would result therefrom, (ii) the aggregate Basket Investments and Guarantees outstanding at any time does not exceed $10,000,000, and (iii) no more than $750,000 of the aggregate Basket Investments and Guarantees outstanding at any time consists of loans or advances to, and Guaranty Obligations incurred to support Indebtedness of, officers, directors and employees of the Borrower and its Subsidiaries.

     SECTION 2.  REPRESENTATIONS AND WARRANTIES.

     The Borrower represents and warrants as follows:

     2.1. AUTHORIZATION, VALIDITY AND BINDING EFFECT. This Amendment has been duly authorized by all necessary corporate action on the part of the Borrower, has been duly executed and delivered by a duly authorized officer or officers of the Borrower, and constitutes the valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms.

     2.2. REPRESENTATIONS AND WARRANTIES TRUE AND CORRECT. The representations and warranties of the Borrower contained in the Credit Agreement, as amended hereby, are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent that such representations and warranties expressly relate to a specified date, in which case such representations and warranties are hereby reaffirmed as true and correct when made.

     2.3. NO EVENT OF DEFAULT, ETC. No condition or event has occurred or exists which constitutes or which, after notice or lapse of time or both, would constitute an Event of Default.

     2.4. COMPLIANCE.    The Borrower is in full compliance with all covenants
and agreements contained in the Credit Agreement, as amended hereby.

     SECTION 3.  EFFECTIVENESS

     This Amendment shall become effective on and as of the date (the "EFFECTIVE DATE"), on or before March 31, 1999 if the following conditions are satisfied:

          (a) this Amendment shall have been executed by the Borrower and the Administrative Agent, and counterparts hereof as so executed shall have been delivered to the Administrative Agent; and

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          (b)  the Administrative Agent shall have been notified by the
     Required Lenders that such Lenders have executed this Amendment (which notification may be by facsimile or other written confirmation of such execution).

The Administrative Agent shall notify the Borrower and each Lender in writing of the effectiveness hereof.

     SECTION 4.  RATIFICATIONS.

     The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement, and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.

     SECTION 5.  MISCELLANEOUS.

     5.1. SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the Borrower, each Lender and the Administrative Agent and their respective permitted successors and assigns.

     5.2. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any subsequent Loan or issuance of a Letter of Credit shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

     5.3. REFERENCE TO CREDIT AGREEMENT. The Credit Agreement and any and all other agreements, instruments or documentation now or hereafter executed and delivered pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference therein to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

     5.4. EXPENSES. As provided in the Credit Agreement, but without limiting any terms or provisions thereof, the Borrower agrees to pay on demand all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation the costs and fees of the Administrative Agent's special legal counsel, regardless of whether this Amendment becomes effective in accordance with the terms hereof, and all costs and expenses incurred by the Administrative Agent or any Lender in connection with the enforcement or preservation of any rights under the Credit Agreement, as amended hereby.

     5.5. SEVERABILITY. Any term or provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the term or provision so held to be invalid or unenforceable.

     5.6. APPLICABLE LAW. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Kentucky.

     5.7. HEADINGS. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.


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     5.8. ENTIRE AGREEMENT.  This Amendment is specifically limited to the matters expressly set forth herein. This Amendment and all other instruments, agreements and documentation executed and delivered in connection with this Amendment embody the final, entire agreement among the parties hereto with respect to the subject matter hereof and supersede any and all prior commitments, agreements, representations and understandings, whether written or oral, relating to the matters covered by this Amendment, and may not be contradicted or varied by evidence of prior, contemporaneous or subsequent oral agreements or discussions of the parties hereto. There are no oral agreements among the parties hereto relating to the subject matter hereof or any other subject matter relating to the Credit Agreement.

     5.9. COUNTERPARTS. This Amendment may be executed by the parties hereto separately in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement

     IN WITNESS WHEREOF, this Amendment has been duly executed and delivered as of the date first above written.


HEALTHCARE RECOVERIES, INC.                                      NATIONAL CITY BANK OF KENTUCKY,
                                                                   individually as a Lender, a Letter of
                                                                   Credit Issuer and as Administrative Agent

By: /s/ Douglas R. Sharps
   --------------------------------------------
       Chief Financial Officer                                   By: /s/ Deroy Scott
                                                                    --------------------------------------------
                                                                           Vice President

BANK ONE, KENTUCKY, N. A.                                        FIRST AMERICAN NATIONAL BANK


By:  /s/ Dennis P. Heishman                                      By: /s/ Kent Wood
   ---------------------------------------------                    --------------------------------------------
       Senior Vice President                                               Vice President

PNC BANK, N. A.                                                  LASALLE NATIONAL BANK


By: /s/ Benjamin A. Willingham                                   By: /s/ David S. Killpack
   ---------------------------------------------                    --------------------------------------------
       Vice President                                                      First Vice President




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